Exhibit 4.1

Execution Version

HYATT HOTELS CORPORATION

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 20, 2024

to

INDENTURE

Dated as of August 30, 2023

COMPUTERSHARE TRUST COMPANY, N.A.

Trustee

i

ARTICLE V LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 5.01.	Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge	13

ARTICLE VI

OFFER TO PURCHASE UPON CHANGE OF CONTROL

SECTION 6.01.	Offer to Purchase upon Change of Control	14

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.	Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture	16
SECTION 7.02.	Concerning the Trustee	16
SECTION 7.03.	Counterparts	16
SECTION 7.04.	GOVERNING LAW	17

Exhibit A	Form of 5.375% Senior Notes due 2031

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of November 20, 2024 (this “Second Supplemental Indenture”), to the Indenture, dated as of August 30, 2023 (the “Original Indenture”), between HYATT HOTELS CORPORATION, a corporation organized under the laws of Delaware (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 17, 2024 (the “First Supplemental Indenture”), between the Company and the Trustee.

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes of the Company;

WHEREAS, the Company and the Trustee have heretofore executed and delivered the First Supplemental Indenture to provide for the issuance of up to $450,000,000 aggregate principal amount of a new series of Notes designated as the “5.250% Senior Notes due 2029” (the “Initial 2029 Senior Notes”) and establishing the form and terms thereof;

WHEREAS, Sections 2.02 and 9.01 of the Original Indenture and Section 2.04 of the First Supplemental Indenture, provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture and the First Supplemental Indenture for, among other things, the purpose of creating and issuing further Notes having the same terms and conditions as the Initial 2029 Senior Notes;

WHEREAS, Sections 2.02 and 9.01 of the Original Indenture also provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Notes of any new Series permitted by Sections 2.01 and 9.01 of the Original Indenture;

WHEREAS, the Company (i) desires to issue the Additional 2029 Senior Notes (as defined in Article II hereof), and (ii) has requested the Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the form, the terms and conditions of the Additional 2029 Senior Notes;

WHEREAS, the Company (i) desires to issue the 2031 Senior Notes (as defined in Article III hereof), to be designated as hereinafter provided, and (ii) has requested the Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the 2031 Senior Notes;

WHEREAS, the Company has duly authorized the creation of the Additional 2029 Senior Notes and the 2031 Senior Notes;

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Additional 2029 Senior Notes under the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken; and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the 2031 Senior Notes under the Original Indenture and this Second Supplemental Indenture has been duly taken.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That, (i) in order to establish (a) the form, terms and conditions of, and to authorize the authentication and delivery of, the Additional 2029 Senior Notes and (b) the designation, form, terms and conditions of, and to authorize the authentication and delivery of, the 2031 Senior Notes and (ii) in consideration of the acceptance of the Additional 2029 Senior Notes and the 2031 Senior Notes by the Holders thereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture or the First Supplemental Indenture, as applicable.

(a) The rules of interpretation set forth in the Original Indenture and the First Supplemental Indenture shall be applied hereto as if set forth in full herein.

(b) Any reference in this Second Supplemental Indenture to the First Supplemental Indenture (including to any of its articles, sections, paragraphs, exhibits, schedules and/or annexes) shall only relate and apply to the Additional 2029 Senior Notes issued hereunder.

(c) Articles III, IV, V and VI and Section 7.02 of this Second Supplemental Indenture shall exclusively apply to the 2031 Senior Notes.

(d) For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Beneficial Ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Exchange Act.

“Change of Control” means (i) any Person or two or more Persons acting in concert (other than, in either case, a Permitted Holder) shall have acquired Beneficial Ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company, (ii) the direct or indirect sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Subsidiaries, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the Board of Directors then in office. Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not, in and of itself, constitute a Change of Control if (i) pursuant to such transaction the Company becomes a direct or indirect wholly owned subsidiary of such holding company and (ii) immediately following that transaction no Person (other than a Permitted Holder) is the Beneficial Owner, directly or indirectly, of Voting Stock of such holding company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of such holding company.

“Change of Control Triggering Event” means (i) the occurrence of a Change of Control and (ii) the 2031 Senior Notes cease to be rated Investment Grade by each of the Rating Agencies (or in the absence of such rating for the 2031 Senior Notes, (x) the Company’s corporate rating, in the case of S&P, and (y) the Company’s corporate family rating, in the case of Moody’s, for Dollar-denominated senior unsecured long-term debt each ceases to be rated Investment Grade) on any date during the Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, during any period of up to 24 consecutive months commencing after the date of the issuance of the 2031 Senior Notes, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of (i) at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders representing not less than 50% of the combined voting power of all Voting Stock of the Company).

“Definitive Note” means a certificated 2031 Senior Note registered in the name of the Holder thereof and issued in accordance with Article IV hereof substantially in the form of Exhibit A hereto, except that such 2031 Senior Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Existing Shareholder” means any stockholder of the Company that, together with such stockholder’s Affiliates, owned more than 5% of the Voting Stock of the Company as of August 14, 2009, so long as the Pritzker Affiliates continue to own more Voting Stock of the Company than such Existing Shareholder.

“Global Note Legend” means the legend set forth in Section 4.06 hereof, which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.15 of the Original Indenture and Section 3.07 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating equal to or higher than BBB- by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of any replacement agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Par Call Date” means October 15, 2031 (two months prior to the maturity date of the 2031 Senior Notes).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holder” means (A)(i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlled, directly and/or indirectly, by the persons or trusts described in clauses (i), (ii) or (iii) (such Persons referred to in this clause (A) collectively, “Pritzker Affiliates”); or (B) any other Existing Shareholder. “Control,” for purposes of this definition, shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity.

“Rating Agency” means each of S&P and Moody’s or if S&P or Moody’s or both shall not make publicly available a rating of the 2031 Senior Notes or a rating of the Company’s corporate credit for Dollar-denominated senior unsecured long-term debt generally, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trigger Period” means, with respect to a Change of Control Triggering Event, the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following the consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).

SECTION 1.02. Other Definitions.

Term	Defined in Section
“2031 Senior Notes”	3.01
“Additional 2029 Senior Notes”	2.01
“Change of Control Offer”	6.01
“Change of Control Payment”	6.01
“Change of Control Payment Date”	6.01
“DTC”	3.08
“Interest Payment Date”	3.05
“Record Date”	3.05
“Redemption Price”	3.09

ARTICLE II

TERMS OF THE ADDITIONAL 2029 SENIOR NOTES

SECTION 2.01. Title. The Notes issued hereunder constitute a further issuance pursuant to Sections 2.01 and 2.02 of the Original Indenture and Section 2.04 of the First Supplemental Indenture of the 5.250% Senior Notes due 2029 issued pursuant to the First Supplemental Indenture and shall form a single Series with the Initial 2029 Senior Notes (the “Additional 2029 Senior Notes”).

SECTION 2.02. Terms. The Additional 2029 Senior Notes shall be governed by the terms and conditions of the Indenture. Except as expressly specified herein, the provisions of the Original Indenture and the First Supplemental Indenture shall apply to the Additional 2029 Senior Notes. The Additional 2029 Senior Notes shall be consolidated with and form a single Series and class with the Initial 2029 Senior Notes and shall have the same terms as to status, waivers, amendments, offers to repurchase, redemption or otherwise as the Initial 2029 Senior Notes, except for the issue price of the Additional 2029 Senior Notes and that the issue date of the Additional 2029 Senior Notes shall be November 20, 2024. The Additional 2029 Senior Notes shall be initially evidenced by one or more Global Notes, substantially in the form of Exhibit A to the First Supplemental Indenture. The aggregate principal amount of Additional 2029 Senior Notes which shall be authenticated and delivered on the date of this Second Supplemental Indenture shall be $150,000,000.

ARTICLE III

DESIGNATION AND TERMS OF THE 2031 SENIOR NOTES

SECTION 3.01. Title and Aggregate Principal Amount. There is hereby created a Series of Notes designated: 5.375% Senior Notes due 2031 (the “2031 Senior Notes”).

SECTION 3.02. Execution. The 2031 Senior Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 3.03. Other Terms and Form of the 2031 Senior Notes. The 2031 Senior Notes shall have and be subject to such other terms as provided in the Original Indenture and this Second Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereto, and as set forth in Section 3.07 hereof.

SECTION 3.04. Further Issues. The Company may from time to time, without the consent of the Holders of the 2031 Senior Notes and in accordance with the Original Indenture and this Second Supplemental Indenture, create and issue further notes having the same terms and conditions as the 2031 Senior Notes in all respects (or in all respects except for the issue date, price to public, the initial Interest Payment Date (if applicable) and the payment of interest accruing prior to the issue date of the additional notes) so as to form a single series with the 2031 Senior Notes. If any additional notes are not fungible with the 2031 Senior Notes for U.S. federal income tax purposes, the additional notes will have separate CUSIP and ISIN numbers. The expression “2031 Senior Notes” shall include any such notes issued pursuant to this Section 3.04 and forming a single series therewith. The Company may issue other series of debt securities under the Original Indenture from time to time in an amount authorized prior to issuance.

SECTION 3.05. Interest and Principal.

(a) The 2031 Senior Notes will mature on December 15, 2031 and will bear interest at the rate of 5.375% per annum. The Company will pay interest on the 2031 Senior Notes on each June 15 and December 15 (each an “Interest Payment Date”), beginning on June 15, 2025, to the holders of record on each June 1 and December 1 immediately preceding the relevant Interest Payment Date (each a “Record Date”), respectively. Interest on the 2031 Senior Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the 2031 Senior Notes shall be made in Dollars, and the 2031 Senior Notes shall be denominated in Dollars.

SECTION 3.06. Place of Payment. The place of payment where the 2031 Senior Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the 2031 Senior Notes issued in the form of Definitive Notes are payable, where the 2031 Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the 2031 Senior Notes and this Second Supplemental Indenture may be served shall be in St. Paul, Minnesota, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee located at 1505 Energy Park Drive, St. Paul, Minnesota, Attn: CCT Administrator for Hyatt Hotels Corporation (it being understood that the fourth sentence of Section 2.03 of the Original Indenture is hereby amended accordingly with respect to the 2031 Senior Notes). All payments on 2031 Senior Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Company, payment of interest on the 2031 Senior Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 3.07. Form and Dating.

(a) General. The 2031 Senior Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The terms and provisions contained in the 2031 Senior Notes will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall govern and be controlling.

(b) Global Notes. The 2031 Senior Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The 2031 Senior Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Senior Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding 2031 Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding 2031 Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding 2031 Senior Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 3.08. Depositary; Registrar. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the paying agent and designates the Trustee’s New York office as the office or agency referred to in Section 2.05 of the Original Indenture.

SECTION 3.09. Optional Redemption.

(a) The 2031 Senior Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time prior to the Par Call Date, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Senior

Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) in each case, interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2031 Senior Notes to be redeemed, plus, in each case of sub-clauses (1) and (2) above, accrued and unpaid interest thereon to the redemption date.

(b) The 2031 Senior Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the 2031 Senior Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

The price (including any premium and interest) at which any 2031 Senior Notes may be redeemed pursuant to clause (a) or (b) of this Section 3.09 shall be hereinafter referred to as the “Redemption Price”. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

ARTICLE IV

TRANSFER AND EXCHANGE

SECTION 4.01. Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(b) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(c) an Event of Default with respect to the 2031 Senior Notes represented by such Global Note shall have occurred and be continuing.

Upon the occurrence of any of the preceding events in (a) or (b) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.12 of the Original Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Article III or Section 2.09 or 2.12 of the Original Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 4.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 4.02 or 4.03 hereof.

SECTION 4.02. Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Second Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (a) or (b) below, as applicable:

(a) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 4.02(a).

(b) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 4.02(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Second Supplemental Indenture and the 2031 Senior Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 4.07 hereof.

SECTION 4.03. Transfer or Exchange of Beneficial Interests for Definitive Notes. Subject to the terms hereof, if any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 4.02(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to

Section 4.07 hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 4.03 will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Senior Notes are so registered.

SECTION 4.04. Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 4.05. Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 4.05, the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional required certifications, documents and information, as applicable.

SECTION 4.06. Legends. Each Global Note will bear a legend in substantially the following form:

“This Global Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the Beneficial Owners hereof, and is not transferable to any person under any circumstances except that (1) the trustee may make such notations hereon as may be required pursuant to the Indenture, (2) this Global Note may be exchanged in whole but not in part pursuant to Article IV of the Second Supplemental Indenture, (3) this Global Note may be delivered to the trustee for cancellation pursuant to section 2.13 of the Indenture and (4) this Global Note may be transferred to a successor Depositary with the prior written consent of the Company.

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

SECTION 4.07. Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 4.08. General Provisions Relating to Transfers and Exchanges.

(a) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture or at the Registrar’s request.

(b) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06 and 9.04 of the Original Indenture and Section 6.01 of this Second Supplemental Indenture).

(c) The Registrar will not be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Second Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) The Company will not be required:

(A) to issue, to register the transfer of or to exchange any 2031 Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of 2031 Senior Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any 2031 Senior Note being redeemed in part; or

(C) to register the transfer of or to exchange a 2031 Senior Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any 2031 Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any 2031 Senior Note is registered as the absolute owner of such 2031 Senior Note for the purpose of receiving payment of principal of and interest on such 2031 Senior Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by facsimile.

(i) Each Holder of 2031 Senior Notes agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of the Original Indenture and/or applicable United States federal or state securities law. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any 2031 Senior Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE V

LEGAL DEFEASANCE, COVENANT DEFEASANCE

AND SATISFACTION AND DISCHARGE

SECTION 5.01. Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge. Article VIII of the Original Indenture shall be applicable to the 2031 Senior Notes. The Company may defease the covenant contained in Section 6.01 hereof under the provisions of Section 8.03 of the Original Indenture.

ARTICLE VI

OFFER TO PURCHASE UPON CHANGE OF CONTROL

SECTION 6.01. Offer to Purchase upon Change of Control. If a Change of Control Triggering Event occurs, unless the Company has exercised any right to redeem the 2031 Senior Notes, each Holder thereof will have the right to require that the Company repurchase all or a portion (in excess of $2,000 in integral multiples of $1,000) of such Holder’s 2031 Senior Notes pursuant to an offer by the Company (a “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the 2031 Senior Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will mail a notice to each such Holder, with a copy to the Trustee, which terms will govern the terms of the Change of Control Offer. Such notice shall state, among other things:

(A) that the Change of Control Offer is being made pursuant to this Section 6.01 and that all 2031 Senior Notes tendered will be accepted for payment;

(B) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase all or a portion of such Holder’s 2031 Senior Notes at the Change of Control Payment;

(C) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(D) the repurchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(E) the instructions, as determined by the Company, consistent with this Section 6.01;

(F) that any 2031 Senior Note not tendered will continue to accrue interest;

(G) that, unless the Company defaults in the payment of the Change of Control Payment, all 2031 Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(H) that Holders electing to have any 2031 Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the 2031 Senior Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the 2031 Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(I) that each Holder will be entitled to withdraw its election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of 2031 Senior Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the 2031 Senior Notes purchased; and

(J) that Holders whose Senior Notes are being purchased only in part will be issued new 2031 Senior Notes equal in principal amount to the unpurchased portion of the 2031 Senior Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2031 Senior Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 6.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 6.01 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(A) accept for payment all 2031 Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(B) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2031 Senior Notes or portions of 2031 Senior Notes properly tendered; and

(C) deliver or cause to be delivered to the Trustee the 2031 Senior Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 2031 Senior Notes or portions of 2031 Senior Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of 2031 Senior Notes properly tendered the Change of Control Payment for such 2031 Senior Notes, and the Trustee will promptly authenticate and cause to be transferred by book entry or otherwise deliver to each such Holder a new 2031 Senior Note equal in principal amount to any unpurchased portion of the 2031 Senior Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Change of Control Offer, if mailed prior to the date of consummation of the Change of Control, will state that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(d) Notwithstanding anything to the contrary in this Section 6.01, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.01 and purchases all 2031 Senior Notes properly tendered and not withdrawn under such Change of Control Offer.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture and the First Supplemental Indenture are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of the Additional 2029 Senior Notes and the 2031 Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 7.02. Concerning the Trustee. The recitals contained herein and in the Additional 2029 Senior Notes and the 2031 Senior Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Additional 2029 Senior Notes or the 2031 Senior Notes.

SECTION 7.03. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture or any document to be signed in connection with this Second Supplemental Indenture, including by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 7.04. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

HYATT HOTELS CORPORATION

By:	/s/ Joan Bottarini

Name:	Joan Bottarini
Title:	Executive Vice President and Chief
Financial Officer

[Second Supplemental Indenture Signature Page]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J. Dahlstrand

Name:	Corey J. Dahlstrand
Title:	Vice President

[Second Supplemental Indenture Signature Page]

EXHIBIT A

[Face of 2031 Senior Note]

CUSIP / ISIN: 448579 AT9 / US448579AT90

5.375% Senior Notes due 2031

No. [ ]	$[ ]

HYATT HOTELS CORPORATION promises to pay to [     ] or registered assigns, the principal sum of [    ] (United States) Dollars on December 15, 2031 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: June 15 and December 15

Record Dates: Each June 1 and December 1 immediately preceding the relevant Interest Payment Date (whether or not a Business Day)

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

HYATT HOTELS CORPORATION

By:

Name:	Joan Bottarini
Title:	Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signatory

[Reverse of 2031 Senior Note]

5.375% Senior Notes due 2031

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Indenture

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.375% Senior Notes due 2031 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 3.04 of the Second Supplemental Indenture (as hereinafter defined) and forming a single series therewith), issued and to be issued under an indenture, dated as of August 30, 2023 (herein called the “Original Indenture”), between HYATT HOTELS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of November 20, 2024 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). Reference is hereby made to the Indenture, and all indentures supplemental thereto relevant to the Notes, for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens and to enter into Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2. Interest

The Company promises to pay interest on the principal amount of this Note at the rate of 5.375% per annum. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 2025. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 20, 2024. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3. Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar. Initially, the Company will act as service agent. The Company may appoint and change any paying agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as paying agent, registrar, co-registrar or service agent.

4. Defaults and Remedies; Waiver

If an Event of Default (other than an Event of Default described in clauses (6) and (7) of Section 6.01 of the Original Indenture) with respect to the Notes shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice as provided in the Original Indenture may declare the principal amount of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable immediately. If an Event of Default described in clauses (6) and (7) of Section 6.01 of the Original Indenture occurs, the principal amount of, premium, if any, and accrued and unpaid interest on all Notes will automatically, and without any declaration or other act on the part of the Trustee or any Holder, become immediately due and payable. After the principal amount of the Notes shall have been so declared due and payable (or shall have become immediately due and payable), and before a judgment or decree for payment of moneys due shall have been obtained or entered as provided in the Original Indenture, the Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul such declaration of acceleration and its consequences if any and all Events of Default, other than the non-payment of accelerated principal (or other specified amount) and interest, if any, on such Notes have been remedied or waived as provided in the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee and applicable law, the Holders of a majority in aggregate principal amount of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. Except to enforce payment of the principal of or any premium or interest on a Note on or after the applicable due date specified in such Note, no Holder of a Note will have any right to pursue any remedy with respect to the Indenture or the Notes, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request, and such Holder or Holders have offered indemnity reasonably satisfactory to the Trustee to institute such proceeding; and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

5. Amendment

Modifications and amendments of the Indenture may be made by the Company and the Trustee without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of each affected series of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each Note affected thereby, (i) reduce the principal amount of any Notes whose

Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the holders) or, once notice of redemption has been given to the holders, the time at which it must thereupon be redeemed; (v) make any Note payable in money other than that stated in the Note; (vi) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes; (viii) waive a redemption payment with respect to any Note; or (ix) make any change in the sections of the Original Indenture captioned “Waiver of Past Defaults” and “Rights of Holders to Receive Payment” or in the provisions described in this sentence.

The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive compliance by the Company with certain covenants of the Indenture with respect thereto. The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive any past default under the Indenture with respect thereto, except (i) a default in the payment of principal, premium or interest; (ii) a default arising from the failure to redeem or purchase any such Notes when required pursuant to the terms of the Indenture; and (iii) certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding Note.

With respect to the Notes, notwithstanding the preceding paragraphs, without the consent of any Holder of such Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect, omission or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s obligations to Holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of such Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (vi) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture; (vii) to appoint a successor Trustee with respect to the Notes, (viii) to add or change any of the provisions of the Indenture necessary to provide for the administration of the trusts in the Indenture by more than one Trustee; or (ix) to conform the text of the Indenture or the Notes to any provision of the section “Description of the Notes” in the prospectus supplement or the section “Description of Debt Securities” in the base prospectus relating to the initial offering of the Notes that is intended to be a verbatim recitation of the terms of the Notes.

6. Change of Control

If a Change of Control Triggering Event occurs, and the Company has not previously exercised its option to redeem the Notes, each Holder will have the right to require that the Company repurchase all or a portion (in excess of $2,000 in integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

7. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8. Sinking Fund

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

9. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06 and 9.04 of the Original Indenture and Section 6.01 of the Second Supplemental Indenture).

Neither the Company nor the Registrar shall be required: (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10. Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (except for the issue date, price to public, the initial Interest Payment Date (if applicable) and the payment of interest accruing prior to the issue date of such additional notes) so as to form a single series with the Notes. If any additional notes are not fungible with the Notes for U.S. federal income tax purposes, the additional notes will have separate CUSIP and ISIN numbers.

11. Optional Redemption

The Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time prior to the Par Call Date, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in each case of clauses (1) and (2) above, accrued and unpaid interest thereon to the redemption date. The Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after the Par Call Date, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

12. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or noncallable Government Securities for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15. Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

16. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.01 of the Second Supplemental Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 6.01 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian